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                                                                   Exhibit 10.17

4 SEPTEMBER 2006

HEARTWARE LIMITED

STUART MCCONCHIE

DEED OF RELEASE

     DATE 4 SEPTEMBER 2006

     PARTIES

     HeartWare United (ACN 111 970 256) of Level 46, 2 Park Street, Sydney in the State of New South Wales (COMPANY); and

     Stuart McConchie of Unit 3, 8 Kent Road Rose Bay in the State of New South Wales (EXECUTIVE)

     BACKGROUND

A. The Executive commenced employment with the Company on or about 27 January 2005 (EMPLOYMENT).

B. The Executive and the Company are parties to an Executive Service Agreement dated 15 December 2004 (EMPLOYMENT AGREEMENT).

C. On 4 September 2006, the Executive resigned from the Employment with the Company (RESIGNATION) effective on 9.30 am Australian Eastern Standard time on the date of this Deed (RESIGNATION TIME).

D. The parties have agreed that the Employment will terminate with effect from the Resignation Time in accordance with the provisions of this Deed.

E. During the Employment, the Executive participated in the Company's Share Option Plan (ESOP).

     AGREED TERMS

1    INTERPRETATION

1.1  DEFINITIONS

     In this document:

     BOARD means the board of directors of the Company

     BUSINESS DAY means any day which is not Saturday, Sunday or a public holiday in New South Wales.

     CLAIMS means all claims, demands, suits, causes of action, damages, debts, costs, verdicts and judgments whatsoever whether at law or in equity or under any statute.

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     CONFIDENTIAL INFORMATION means all documents, submissions, data and material stored by electronic or other means on which is recorded information prepared for or on behalf of the Company which is confidential, secret or unavailable to the general public in relation to any matter pertaining to the business or affairs of the Group, including (but not restricted to) all business plans, diaries, planning information, programming information, marketing information, statistics, financial accounts, documents, papers, information relating to sub-contractors, board minutes, management records, client lists and minutes of meeting (and including copies of all of the above).

     GROUP means the Company and all of the directors, officers, employees, shareholders and agents of the Company and all Related Companies of the Company and their directors, officers, employees and agents.

     RELATED COMPANY means a related body corporate as defined in the Corporations Act 2001.

     REMUNERATION PACKAGE means the aggregate dollar value of all of the Items of remuneration or benefit referred to in CLAUSE 4.1 that the Executive:

     (a) would have been entitled to receive if the Employment had continued up to and including the first anniversary of the Resignation Time; and

     (b) that has accrued up to and including the Resignation Time and to which the Executive is entitled, but which he has not received.

     ANNEXURE A is indicative of the aggregate dollar value referred to above.

     RESTRICTION AGREEMENT means the Restriction Agreement signed by the Executive and the Company.

1.2  CONSTRUCTION

     Unless expressed to the contrary, in this document:

     (a)  words importing the singular include the plural and vice versa;

     (b) if a word or phrase is defined, cognate words and phrases have corresponding definitions;

     (c)  a reference to:

          (i) a person includes a firm, unincorporated association, corporation and a government or statutory body or authority;

          (ii) a person includes its legal personal representatives, successors and assignees;

          (iii) a party shall include that party's heirs, successors and permitted assignees;

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          (iv) a statute, ordinance, code or other law includes regulations and other statutory instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

          (v) a right includes a benefit, remedy, discretion, authority or power;

          (vi) an obligation includes a warranty or representation and a reference to a failure to observe or perform an obligation includes a breach of warranty or representation;

          (vii) provisions or terms of this Deed or another Deed, agreement understanding or arrangement include a reference to both express and implied provisions and terms;

          (viii) writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes facsimile transmission; and

          (ix) any thing (including, without limitation, any amount) is a reference to the whole or any part of it and a reference to a group of things or persons is a reference to any one or more of them.

1.3  HEADINGS

     Headings do not affect the interpretation of this Deed.

2    RESIGNATION BY EXECUTIVE

2.1  RESIGNATION

     The Executive, as conclusively evidenced by his signature of this Deed, gives to the Company notice of his resignation from and the termination of the Employment, effective on the Resignation Time.

2.2  PAYMENTS AS A CONSEQUENCE OF THE RESIGNATION

     Subject to the Executive complying with his obligations under the provisions of this Deed, the Company:

     (a) will pay to the Executive on or before 5.00 pm Australian Eastern Standard time on Wednesday 6 September, 2006and by way of direct deposit to a bank account nominated by the Executive the Remuneration Package (including superannuation contributions), taxable as an eligible termination payment (less any necessary deductions for tax); and

     (b) will pay to or for the benefit of the Executive and promptly after receipt from the Executive of satisfactory documentary evidence, including tax invoices or receipts:

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          (i)  all expenses that he has paid for or incurred in the course of the Employment or otherwise with the prior written consent of the Board;

          (ii) all expenses that he has paid or incurred as a result of the loss if the Executive's luggage and other personal effects, on or about June 2006 in the course of an overseas trip in the course of the Employment, which aggregate amount the Executive represents will be approximately A$9,000.00; and

          (iii) the sum of A$8,000.00 in connection with the legal expenses and disbursements that the Executive has or may incur as a result of the Resignation and the termination of the Employment.

2.3 Payment of the Remuneration Package in accordance with the provisions of clause 2.2(a) will be made by wave of electronic transfer into either or both:

     (a)  the Designated Bank Account; or

     (b)  the Executive's nominated superannuation account,

     as directed in writing by the Executive, so long as the aggregate of all payments made by the Company in accordance with this clause 2.3 and clause 2.2(a) does not exceed the Remuneration Package.

2.4  D & O INSURANCE FOR THE EXECUTIVE

     The Company undertakes to the Executive that it will maintain at the Company's expense, directors and officers insurance with a reputable and solvent insurer, for the benefit of the Executive until the sixth anniversary of the Resignation Time and otherwise on terms and condition that are essentially as favourable for the Executive as any analogous insurance that is maintained throughout the abovementioned period in respect of any other current or future member of the Board.

2.5 Without limiting clause 2.2, the Executive agrees, acknowledges and where relevant undertakes to and in favour of the Company, that:

     (a) the Company will not be liable to pay, or indemnify or compensate the Executive or any other person for the payment of or in connection with, any and all taxes, duties, imposts, charges or fees that may be or become payable in connection with the Remuneration Package or any other amount that may be payable under the provisions of this Deed; and

     (b) he will be obliged to assist, in a co-operative and timely manner, the Company to claim and recover all such amounts that it is or may become entitled to claim and recover, from its insurers or otherwise, in connection with any payments made by the Company in accordance with clause 2.2(b)(iii).

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3    OPTIONS

3.1  ACKNOWLEDGEMENT

     The parties acknowledge that:

     (a) the first tranche of options granted to the Executive pursuant to the Employment Agreement will have vested (VESTED OPTIONS) and may be exercised by the Executive subject to the terms of this Deed, the ESOP and the Restriction Agreement; and

     (b) for the sake of clarity, each Vested Options will lapse and be of no further value, force or effect if it is not exercised on or before
          5.00 pm Australian Eastern Standard time on 2 October, 2006 and otherwise in accordance with the provisions of this ESOP and the Restriction Agreement

3.2  DISPOSAL OF SHARES

     (a) Subject to the provisions of the ESOP and the Restriction Agreement, the parties agree to use their best endeavours to effect an orderly sell down of any ordinary shares in the Company issued to the Executive as a result of the exercise of a Vested Option (SHARES).

     (b) The Executive agrees that if the Executive seeks to exercise a Vested Option or the sale of a Share in breach of the provisions of the ESOP or the Restriction Agreement, the Company will be entitled to place a holding lock on any and all Shares and that the Executive will not dispose of or deal with any Shares the subject of a holding lock other than in accordance with this clause 3.2.

4    RELEASE

4.1 The Executive hereby releases and discharges each and all members of the Group from all Claims (other than claims in respect of workers compensation) which the Executive has or which but for this Deed could, would or might at any time hereafter have or have had against any member of the Group in respect of or arising out of, either directly or indirectly, the Employment Agreement, the Employment or the Resignation (including termination of the Employment) including but not limited to any Claims in respect of:

     (a)  annual leave entitlements;

     (b)  long service leave entitlements;

     (c)  notice of termination of the employment or payment in lieu of notice;

     (d)  redundancy or severance pay;

     (e)  salary;

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     (f)  any entitlement under an award, enterprise agreement or other registered or unregistered industrial agreement including without limitation in respect of wages, allowances, penalties, notice, redundancy payments, severance payments and loadings;

     (g)  superannuation;

     (h) options, stocks or shares, other than any rights that the Executive may retain under the ESOP;

     (i) performance or incentive payments, commissions, bonus payments or drawings;

     (j)  dividends;

     (k)  any other remuneration or employment benefits;

     (l)  loss of reputation, stress, humiliation or embarrassment; or

     (m) discrimination, harassment, sexual harassment, victimisation or vilification.

4.2 Subject to CLAUSE 6, the Company hereby releases and discharges the Executive from all Claims (with the exception of Claims arising as a result of the Executive's serious misconduct and/or fraudulent conduct) which the Company has or which but for this Deed could, would or might at anytime hereafter have or have had against the Executive in respect of or arising out of, either directly or indirectly, the Employment Agreement, the Employment or the Resignation.

5    BAR TO PROCEEDINGS

     The parties agree that this Deed may be pleaded by the Executive or any member of the Group as an absolute bar in any court of law, arbitral tribunal or otherwise in response to any proceedings or Claim whatsoever brought by either party arising out of or touching on or concerning the matters referred to or contained in this Deed.

6    CONFIDENTIAL INFORMATION AND NON-DISCLOSURE OF DOCUMENT

6.1 Without in any way limiting the continuing obligations of the Executive arising from the Employment and under the Employment Agreement, with respect to the Company's confidential information, the Executive hereby covenants with the Company that the Executive will not use or disclose any Confidential Information whatsoever (and without limiting the generality of the foregoing to any company, associate or partner or company in which the Executive may hold office at any time) except as required by law.

6.2 The Executive further covenants that the Executive will take all action reasonably necessary to maintain the confidentiality of any such Confidential Information which is known to the Executive or of which the Executive becomes aware after the date hereof. This clause will not apply to any information that becomes generally available to the public (other than by the Executive in breach of this clause).

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6.3  The parties agree that they will not disclose the terms of this Deed to any person other than their legal or financial advisers, or immediate family members on the condition that they are required to keep the terms of this Deed confidential, or as may be required by law.

7    NON DISPARAGEMENT

7.1 The Executive will not, and will not procure, authorise, instruct or permit any other person to, disparage the Company or any member of the Group or make any statement or publication, whether oral or in writing which is critical of the Company or any other member of the Group, or does or is likely to, bring the Group or any of its members into disrepute or ridicule or otherwise adversely affect their reputations.

7.2 The Company will not, and will not procure, authorise, instruct or permit any other person to, authorise or cause another person to make any statement or publication, whether oral or in writing which is critical of the Executive, or does, or is likely to bring the Executive into disrepute or ridicule or otherwise adversely affect his reputation.

8    RETURN OF COMPANY PROPERTY

8.1 The Executive agrees to immediately deliver up to the Company all property belonging to the Company which is in the Executive's possession, custody or control.

8.2 The Company agrees to immediately deliver to the Executive all property belonging to the Executive which is in the possession, custody or control of the Company or any other member of the Group.

9    WARRANTIES

     The Executive warrants that:

     (a)  the Executive has voluntarily entered into this Deed;

     (b) other than as set out in this Deed, the Company has not made any promises, representations or inducements to the Executive to enter into this Deed;

     (c) the Executive has had full opportunity to consult with and has consulted with, the Executive's legal advisers concerning the nature, effect and extent of this Deed and the Resignation; and

     (d) the Executive is aware that the Company is relying on these warranties in executing this Deed.

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10   MISCELLANEOUS

10.1 GOVERNING LAW AND JURISDICTION

     (a) This Deed is governed by and is to be construed in accordance with the laws in force in New South Wales.

     (b) Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales and any courts which have jurisdiction to hear appeals from any of those courts and waives any right to object to any proceedings being brought in those courts.

10.2 SEVERABILITY

     Any provision of this Deed which is or becomes illegal, void or unenforceable is severable, and such provision will be ineffective to the extent only of such illegality, voidness or enforceability and will not invalidate the remaining provisions.

10.3 AMENDMENT

     This Deed may only be varied or replaced by a Deed duly executed by both the parties.

10.4 WAIVER AND EXERCISE OF RIGHTS

     (a) A single or partial exercise or waiver of a right relating to this Deed will not prevent any other exercise of that right or the exercise of any other right.

     (b) A party will not be liable for any loss, cost or expense of any other party caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.

10.5 FURTHER ASSURANCE

     Each party shall promptly execute all deeds and do all things that any other party from time to time reasonably requires of it to effect, perfect or complete the provisions of this Deed and any transaction contemplated by it.

10.6 COUNTERPARTS

     This Deed may consist of a number of counterparts and if so the counterparts taken together constitute one and the same document.

10.7 ENTIRE DEED

     (a) This Deed embodies the entire understanding and agreement between the parties as to the subject matter of this Deed.

     (b) All previous negotiations, understandings, representations, warranties, memoranda or commitments in relation to, or in any way affecting, the subject

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          matter of this Deed are merged in and superseded by this Deed and are of no force or effect whatever and no party will be liable to any other party in respect of those matters. However, for the avoidance of doubt clauses 12, 13, 15, 16 and 17 of the Employment Agreement are not merged in and superseded by this Deed and continue to have full force and effect.

     (c)  No oral explanation or information provided by any party to another.

          (i)  affects the meaning or interpretation of this Deed; or

          (ii) constitutes any collateral agreement, warranty or understanding between any of the Parties.

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EXECUTED as a Deed.

EXECUTED by HeartWare Limited in    )
accordance with its constitution:   )
                                    )

/s/                                     /s/ Robert Bain Thomas
-------------------------------------   ----------------------------------------
Company Secretary/Director              Director
                                        Robert Bain Thomas
-------------------------------------   Name of Director (print)
Name of Company Secretary/Director
(print)


SIGNED SEALED AND DELIVERED         )
by Stuart McConchie in the          )
presence of:                        )


/s/ Peter Arthur                        /s/ Stuart McConchie
-------------------------------------   ----------------------------------------
Witness
Peter Arthur
Name of Witness (print)

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                                   ANNEXURE A

                              REMUNERATION PACKAGE

                      ANNUAL
                       LEAVE        NOTICE        TOTAL
                   ------------   ----------   ----------
Total                35,212.86    470,000.00   505,212.86
Total super
   payment           35,212.86    470,000.00   505,212.86
Taxed at rate            41.35%        31.50%
Tax applicable       14,560.52    148,050.00   162,610.52
                     ---------    ----------   ----------
Net payment
   Super payment     20,652.34    321,950.00   342,602.34
                     ---------    ----------   ----------
Total payment        20,652.34    321,950.00   342,602.34
                     ---------    ----------   ----------